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                                                                    EXHIBIT 23.4

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this Post-Effective Amendment No. 1 to Registration Statement File No. 333-58933.

/s/ ARTHUR ANDERSEN LLP
Birmingham, Alabama
October 29, 1999